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                                                                    EXHIBIT 10.5


                              EMPLOYMENT AGREEMENT


       This EMPLOYMENT AGREEMENT (this "Agreement"), dated as of December 19, 1995, and effective upon the date described in paragraph 12 hereof, between UTI Energy Corp. ("Employer"), and Vincent J. Donahue ("Employee").

                              W I T N E S S E T H:

       WHEREAS, Employer desires to employ Employee, and Employee desires to be employed by Employer, upon the terms and subject to the conditions hereinafter set forth.

       NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and representations herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

       1. Employment. Employer hereby employs Employee and Employee hereby accepts such employment and agrees to perform his duties and responsibilities hereunder in accordance with the terms and conditions hereinafter set forth. Employee represents and warrants that he may enter into this Agreement and the employment contemplated hereby without violating any other agreements or covenants, whether written or oral, by which he may be bound.

       2. Term. The term of this Agreement shall commence as of December 19, 1995 and shall continue until December 19, 2000 (the "Initial Term"), unless terminated prior thereto in accordance with Section 9 hereof. Subject to the rights of termination set forth in this Agreement, this Agreement shall be automatically renewed for successive additional one (1) year terms after the Initial Term (each such renewal term referred to as a "Renewal Term"), unless either party provides written notice of
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termination to the other party on or before one hundred twenty (120) days prior to the end of the Initial Term or any Renewal Term.

       3. Duties and Responsibilities. Employee shall have the title of Vice President and Secretary and shall perform and discharge the duties and responsibilities incident to that office and such other management and administrative duties and responsibilities as may be prescribed from time to time by the Board of Directors of Employer. Employee also agrees to perform reasonable management and administrative services for, and to consult with and advise, corporations affiliated with Employer as the Board of Directors of Employer may from time to time specify. Nothing contained in this Agreement shall be construed as making Employee personally responsible for the liabilities of Employer, its Subsidiaries (as defined in Section 9(a)) and affiliates or any other corporation to which Employee provides services. Such title, and the duties and responsibilities incident thereto, may, by appropriate Employer Board of Director action, be upgraded from time to time, and such upgraded title, duties and responsibilities, together with the appropriate increase in salary, shall be incorporated into this Agreement by referencing the same on the attached Exhibit A, made a part hereof.

       4. Extent of Service. Employee shall devote his full and undivided business time to the business of Employer and shall not during the term of this Agreement be engaged in any other business activity pursued for gain, profit or other pecuniary advantage without the prior written approval of Employer's Board of Directors. Except as provided in Section 6 hereof, the foregoing shall not be construed as preventing the Employee from devoting reasonable amounts of time to personal, civil and charitable activities, and to his personal investments, if such other activities and such investments





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do not interfere in any material respect with the performance by the Employee of his duties and obligations under this Agreement.

       5.     Compensation.

              (a) Salary and Insurance. For all services rendered by Employee under this Agreement, Employer shall pay to Employee a salary at the rate of $90,350 per year, payable in accordance with Employer's customary practices for senior employees in arrears, less withholding required by law and other deductions agreed to by Employee, so long as this Agreement shall be in effect (the "Salary"). Such Salary may, by appropriate Employer Board of Director action, be increased from time to time, and such increased Salary shall be incorporated into this Agreement by referencing such increased Salary on the attached Exhibit A. Employee shall also be included, on a basis comparable with the other executive employees of UTI Energy Corp. ("UTI") and its Subsidiaries, in any life, health or disability insurance plans and policies, and shall be entitled to such other benefits if and to the extent generally made available from time to time to senior executives of Employer, including paid vacations, paid sick leave, holiday pay and the use of an automobile; provided, however, that such other benefits shall not include the right to participate in any stock option plan, restricted stock plan or other form of employee incentive plan sponsored by UTI, Employer or its Subsidiaries and affiliates unless the plan sponsor specifically grants to Employee the right to participate in any of such plans. Employer shall also provide Employee with office and secretarial facilities appropriate for and customarily used in the performance of such duties and responsibilities as are from time to time assigned to him pursuant to this Agreement, and Employee shall be reimbursed for all travel, business and entertainment related expenses from time to time incurred by him on behalf of





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Employer or any of its Subsidiaries or affiliates in accordance with Employer's standard policies and procedures from time to time in effect, subject to receipt of satisfactory evidence of payment thereof.

              (b) Additional Compensation. Employer shall also pay to Employee such additional compensation, including but not limited to bonus and incentive compensation payments ("Additional Compensation"), as shall be determined from time to time by Employer's Board of Directors.

       6. Covenant Not to Compete. During the term of this Agreement and for a period of two (2) years after the termination hereof, unless Employee's employment hereunder is terminated by Employer involuntarily on the part of the Employee and without "Cause" (as defined in Section 9(a)(iii)), Employee shall not, unless acting pursuant hereto or with the prior written consent of Employer, (i) directly or indirectly own, manage, operate, join, control, or participate in the ownership, management, operation or control of, or be connected as an officer, director, employee, partner or otherwise with, any business which competes with or which is engaged in activities similar to those conducted by Employer and its Subsidiaries and affiliates, which is located within the territory served by Employer or its Subsidiaries or affiliates within the twelve (12) month period preceding the date of termination of this Agreement; or (ii) induce or attempt to persuade any employee of Employer or any of its Subsidiaries or affiliates to terminate his employment relationship in order to enter into employment competitive with Employer or any of its Subsidiaries or affiliates.

       7. Confidential Information. Employee acknowledges and agrees that all records and other information not released to the general public, all trade secrets, unpublished data or other information and all trade secrets and confidential or





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proprietary information, in each case relating to the services, business and operations of Employer and its Subsidiaries and affiliates, whether reduced to writing or not, are confidential and the sole property of Employer and its Subsidiaries and affiliates (all of the same being herein collectively called the "Confidential Information"). Employee acknowledges and agrees that, in his capacity as an officer of Employer and other executive capacities provided for herein, he will be involved in all aspects of the business and operations of Employer and its Subsidiaries and affiliates, and that, as a result thereof, he will be privy to the Confidential Information. Employee will not, at any time during his employment hereunder or thereafter, use any of the Confidential Information, except in the regular course of employment hereunder, or disclose any of the Confidential Information to any other person or entity, except to the extent Employer's Board of Directors may so authorize in writing, and that, upon termination of his employment hereunder, he will surrender to Employer all Confidential Information then in his possession or under his control.

       8. Remedies. Employee acknowledges that the provisions of Sections 6 and 7 of this Agreement are reasonable and necessary for the protection of Employer and its Subsidiaries and affiliates and that Employer and its Subsidiaries and affiliates will be irrevocably damaged if such provisions are not specifically enforced. Accordingly, Employee specifically recognizes and agrees that, in the event of a breach or threatened breach by him of the undertakings expressed in Sections 6 and 7 of this Agreement, the remedies available to Employer at law may be inadequate and that Employer shall be entitled, in addition to any other relief available to it at law, in equity or otherwise, to temporary and permanent injunctions restraining such breach or threatened breach. Should a court of competent jurisdiction declare any of these provisions unenforceable





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due to an unreasonable restriction of duration or geographical area, or for any other reason, such court shall have the express authority of the parties to this Agreement to reform such provisions and/or to grant Employer or its Subsidiaries and affiliates any and all other relief, at law or in equity, reasonably necessary to protect the interests of Employer and its Subsidiaries and affiliates.

       9.     Termination.

              (a) Definitions. For purposes of this paragraph 9, the following definitions shall apply:

                     (i) "Full Additional Compensation" shall mean the amount of Additional Compensation (as defined in Section 5(b)) that Employee would have been entitled to receive if he had been an employee during the entire fiscal year, payable within ninety
              (90) days after the end of the fiscal year in which the termination of employment occurred.

                     (ii) "Adverse Change" shall mean the occurrence of any of the following events:

                            (1) a significant reduction by Employer of the authority, duties or responsibilities of the Employee;

                            (2) any removal of the Employee from an officer position with Employer, except in connection with promotions to a higher office;

                            (3) a reduction by Employer in the Employee's Salary or a material reduction in the Employee's other benefits; or





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                            (4)    a transfer of the Employee, without his
                     express written consent, to a location which is more than forty (40) miles from his previous work location.

                     (iii) "Cause" shall mean gross negligence in the performance of Employee's duties hereunder or the failure of the Employee to observe or perform (other than by reason of Disability) in any material respect the duties of his employment, gross misconduct, insubordination, habitual insobriety or substance abuse or embezzlement of funds.

                     (iv) "Compensation" shall mean the average of Employee's Salary immediately prior to termination of employment.

                     (v)    "Continuation of Employee Benefits" shall mean:

                            (1) the continuation of Employee's health, disability and life insurance benefits for a period of eighteen (18) months from termination of employment without any increase in cost to Employee; provided, however, that Employer shall not be required to provide such benefits if Employee is subsequently employed and receives substantially similar benefits; and

                            (2) upon the written request of Employee, the continuation of some or all of Employee's benefits (as requested by Employee) for a period of up to an additional eighteen (18) months beyond the period specified in subparagraph (1) above, provided that Employee reimburses Employer for its direct out-of-pocket costs of providing Employee with such benefits;





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              provided, however, that the continuation of Employee's benefits shall not include, except to the extent then vested, Employee's continued participation or right to participate in any stock option plan, restricted stock plan, pension plan or other form of employee incentive or benefit plan sponsored by UTI, Employer or its Subsidiaries and affiliates.

                     (vi) "Disabled" or "Disability" shall mean the inability of Employee to perform substantially all of his duties and responsibilities hereunder by reason of illness, injury or incapacity for six (6) consecutive months, during which period Employer shall continue to pay to Employee his Salary as provided in Section 5 hereof.

                     (vii) "Plan Vesting" shall mean the full and complete vesting of Employee's interests under any stock option plan, restricted stock plan, pension plan or other form of employee incentive plan of UTI, Employer or any of its Subsidiaries or affiliates, or in which Employer or any of its Subsidiaries or affiliate participates, notwithstanding any vesting schedule or provision in such plan or plans.

                     (viii) "Pro Rated Additional Compensation" shall mean the
              amount of Additional Compensation (as defined in Section 5(b)) that Employee would have been entitled to receive if he had been an employee during the entire fiscal year multiplied by the fraction equal to the number of months of the fiscal year that had elapsed as of the month of such termination (counting the month of termination as an entire month) divided by twelve (12), payable within ninety (90) days after the end of the fiscal year in which the termination of employment occurred.





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                     (ix)   "Separation Pay" shall mean Employee's Compensation
              times a fraction, the numerator of which shall be the number of months of Employee's service with UTI, Employer, UGI Corporation, a Delaware corporation ("UGI"), or any company affiliated with either Employer or UGI, and the denominator of which shall be 260, payable within thirty (30) days after termination of employment; provided that Separation Pay shall in no event exceed fifty percent (50%) of Compensation.

                     (x) "Subsidiary" of any entity or person shall mean any corporation, incorporated or unincorporated association, limited liability company, partnership or other entity of which at least a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such entity or person.

                     (xi) "Vacation Pay" shall mean a lump sum payment equal to the Employee's unused vacation days and holidays remaining in the calendar year of termination times a fraction, the numerator of which shall be Employee's Compensation and the denominator of which shall be 260, payable within thirty (30) days after termination of employment.

              (b) Termination Events. This Agreement shall terminate, and Employer shall have no further liability or obligation hereunder except as set forth herein, upon the first to occur of the expiration of the term of this Agreement (as set forth in Section 2) or the occurrence of any one of the following events:

                     (i) The Employee becomes Disabled, in which event Employer shall pay to the Employee his Separation Pay, Vacation Pay and Pro Rated Additional Compensation, and Employee shall be entitled to





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              Employee's Plan Vesting.  In the event Employee, due to his
              Disability, is unable to properly manage funds, Employer may make such payments to Employee's guardian or other person taking care of him, and Employer shall have no further responsibility for any funds so paid.

                     (ii) The Employee dies, in which event Employer shall pay to his executors or administrators the Employee's Separation Pay, Vacation Pay and Pro Rated Additional Compensation, and his executors or administrators shall be entitled to Employee's Plan Vesting.

                     (iii) The Employee is terminated by Employer for reasons not constituting Cause, in which event Employer shall pay to the Employee one year of Compensation, Separation Pay, Vacation Pay and Full Additional Compensation, and the Employee shall be entitled to Plan Vesting and Continuation of Employee Benefits.

                     (iv) The Employee voluntarily terminates his employment within one (1) year following an Adverse Change, in which event Employer shall pay to the Employee one year of Compensation, Separation Pay, Vacation Pay and Full Additional Compensation, and the Employee shall be entitled to Plan Vesting and Continuation of Employee Benefits.

                     (v) The Employee voluntarily terminates his employment, in which event Employer shall pay to the Employee his Vacation Pay.

                     (vi) The Employee is terminated for Cause, in which event Employer shall pay to the Employee his Vacation Pay.

                     (vii)  The Employee retires as an Employee pursuant to
              Section 11 hereof, in which event Employer shall pay to the Employee his Separation





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              Pay, Vacation Pay and Pro Rated Additional Compensation, and
              Employee shall be entitled to such plan vesting as shall be provided for a retiring participant in the applicable plan or plans.

       10. Vacation. Employee shall be entitled to four (4) weeks paid vacation each calendar year. A maximum of one (1) week of any vacation time unused in a calendar year may be carried over into the next immediately following calendar year.

       11. Retirement. For purposes of this Agreement, Employee shall be entitled to retire as an employee of Employer on or after the first to occur of the following events:

              (a)    Employee attains the age of sixty (60) years;

              (b) the combination of Employee's age and years of service with Employer, UGI, or any company affiliated with either Employer or UGI, equals seventy (70). For purposes of this subparagraph, a year of service is defined as a twelve consecutive month period in which the Employee has at least one thousand (1,000) hours of service, measured by the first of Employee's initial employment dates with either Employer, UGI or any company affiliated with either Employer or UGI.

The Employee shall be required to give the Employer at least 90 days prior written notice of the Employee's date of retirement.

       12. Effective Date. This Agreement shall become effective upon the date on which both its execution by and delivery to both parties hereto have occurred (the "Effective Date"). On the Effective Date, this Agreement shall supersede all previously executed employment agreements between Employee and UTI, Employer or any





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Subsidiary or affiliate of UTI or Employer, which agreements shall then terminate and be of no further force and effect.

       13. Legal Fees. Notwithstanding anything in this Agreement to the contrary, Employer and Employee agree that in the event litigation (including any arbitration proceeding) arises concerning the enforcement of the terms and conditions of this Agreement, all reasonable attorney's fees and other expenses incurred by the prevailing party in such litigation shall be paid by the opposing party.

       14. Arbitration. Either Employee or Employer may demand that any dispute hereunder be resolved by binding arbitration. Notice of the demand for arbitration by either party shall be given in writing to the other party to this Agreement. Upon such demand, the dispute will be settled by arbitration in Philadelphia, Pennsylvania, before a single arbitrator pursuant to the rules of the American Arbitration Association. The arbitrator shall be selected by the joint agreement of the parties, but if they do not so agree within twenty
(20) days after the date of the notice referred to above, the selection shall be made pursuant to the rules of, and from the panels of arbitrators maintained by, such Association. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. The expenses of the arbitrator shall be equally shared.
Nothing herein shall prevent the parties from settling any dispute by mutual agreement at any time.

       15. Contents of Agreement, Parties in Interest, Assignment, etc. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs,





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representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Employee hereunder which are of a personal nature shall neither be assigned nor transferred in whole or in part by the Employee. This Agreement shall not be amended except by written instrument duly executed by Employer and Employee.

       16. Severability. If any term or provision of this Agreement shall be held to be invalid or unenforceable in any jurisdiction for any reason, such term or provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining terms and provisions hereof, and this Agreement shall be construed in such jurisdiction as if such invalid or unenforceable term or provision had not been contained herein and all of its provisions shall remain in full force and effect in every other jurisdiction without regard to such invalidity or unenforceability.

       17. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the principles of conflicts of law thereof.

       18. Notices. All notices, consents, waivers or communications which are required or permitted hereunder shall be sufficient if given in writing and delivered personally or by registered or certified mail, return receipt requested, postage prepaid, if to Employer at Suite 112, 485 Devon Park Drive, Wayne, Pennsylvania 19087, Attention: President, or, if to Employee, to his or her address as listed on Employer's records (or to such other respective addressee or address as shall be set forth in a notice given in the same manner). All such notices shall be deemed to have been given on the date delivered or mailed in the manner provided above.





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       IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.


                                           UTI ENERGY CORP.


                                           By:  /s/ Vaughn E. Drum
                                              ----------------------------------
                                           Name: Vaughn E. Drum
                                           Title: President and CEO


                                             /s/ VINCENT J. DONAHUE
                                           -------------------------------------
                                                 Vincent J. Donahue


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